Exhibit 10.21

Amendment No. 5

LINCOLN NATIONAL CORPORATION

EXCESS RETIREMENT PLAN

Pursuant to Section 6.1 of the Lincoln National Corporation Excess Retirement Plan (the “Plan”), the most senior human resources officer of Lincoln National Corporation amends  the Plan, effective December 31, 2020, as follows:

1.Amending Section 4.9 of the Plan, in its entirety, to read as follows:

"4.9Permitted Delays.  Notwithstanding the foregoing, any payment to a Participant under the Plan shall be delayed upon the Committee’s reasonable anticipation that the making of the payment would violate Federal securities laws or other applicable law; provided, that any payment delayed pursuant to this Section 4.9 shall be paid in accordance with Code section 409A.”

2.In all other respects, said Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Executive Vice President, Chief People, Place, Brand Officer of the Company has executed this amendment this 22nd day of December 2020.

LINCOLN NATIONAL CORPORATION

/s/ Lisa M. Buckingham
By: Lisa M. Buckingham
Its: Executive Vice President, Chief People, Place, Brand Officer